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                                 EXHIBIT 23 (a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33-72534) of our report dated February 20, 1998 appearing in this Annual Report on Form 10-K of Howtek, Inc. for the year ended December 31, 1997.

                                          BDO SEIDMAN, LLP

New York, New York
February  20, 1998